UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         January 28, 2011

Phreadz, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

63 Main Street, #202, Flemington, New Jersey		08822
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 968-0838

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers

On January 28, 2011, John Larkin submitted his resignation as Director. The resignation was accepted. Mr Larkin’s resignation was not based upon any disagreement with us on any matter relating to our operations, policies or practices.

On February 7, 2011, we appointed Gilbert Davila, to our board of directors.

Mr.  Dávila is the CEO of Dávila Multicultural Insights (DMI) - a consulting company specializing in providing strategic guidance and opportunities to corporations on Multicultural Marketing and Business Development.

Prior to founding DMI, Mr. Dávila led some of America’s top blue chip companies in their general and multicultural marketing and strategies, and business development efforts.  His executive experience in all aspects of marketing, brand management, strategic planning, sales promotions, and customer relationship management helped companies like Procter & Gamble, Coca Cola USA, Sears, Roebuck and Company, and The Walt Disney Company increase their revenue by targeting new and growing demographics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phreadz, Inc.

Date: February 9, 2011	By:	/s/ Gordon Samson
Gordon Samson, Chief Financial Officer